Exhibit 99.1

Contact:	W. Douglass Harris
William Lyon Homes
(949) 833-3600

WILLIAM LYON HOMES REPORTS SECOND QUARTER 2007 RESULTS

Financial Highlights

2007 Second Quarter

•	Net new home orders of 490, down 11%

•	New home deliveries of 548, down 29%

•	Backlog of homes sold but not closed at June 30, 2007 of 796, down 30% from 1,139 at June 30, 2006

•	Consolidated operating revenue of $271.1 million, down 34%

•	Homebuilding gross margin of $37.1 million, down 60%

•	Homebuilding gross margin percentage of 14.4%, down 850 basis points

•	Operating revenue from lots, land and other sales of $14.2 million as compared to $1.6 million in the second quarter of 2006

•	Impairment loss on real estate assets of $84.1 million

•	Pre-tax loss of $77.8 million compared to pre-tax income of $50.0 million in the second quarter of 2006

•	Net loss of $76.9 million compared to net income of $30.4 million in the second quarter of 2006

NEWPORT BEACH, CA—August 8, 2007—William Lyon Homes today reported pre-tax loss of $77,786,000 for the three months ended June 30, 2007, compared to pre-tax income of $49,978,000 for the comparable period a year ago. Consolidated operating revenue decreased 34% to $271,088,000 for the three months ended June 30, 2007 as compared to $408,254,000 for the comparable period a year ago.

The Company reported pre-tax loss for the six months ended June 30, 2007 of $71,982,000 compared to pre-tax income of $93,100,000 for the comparable period a year ago. Consolidated operating revenue decreased 33% to $477,129,000 for the six months ended June 30, 2007, as compared to $715,635,000 for the comparable period a year ago.

Operating revenue for the three months ended June 30, 2007 and 2006 included $14,168,000 and $1,630,000, respectively, from the sales of land resulting in gross profit of approximately $1,194,000 in 2007, compared to a gross loss of $708,000 in 2006. Operating revenue for the six months ended June 30, 2007 and 2006 included $27,529,000 and $1,630,000, respectively, from the sales of land resulting in gross profit of $2,762,000 in 2007, compared to a gross loss of $1,138,000 in 2006. In accordance with the Company’s long established policy, and in the ordinary course of business, the Company continually evaluates land sales as market and business conditions warrant.

The Company incurred impairment losses on real estate assets of $84,111,000 and $87,665,000 for the three and six months ended June 30, 2007, respectively. The impairments were primarily attributable to slower than anticipated home sales and lower than anticipated net revenue due to softening market conditions. Accordingly, the real estate assets were written-down to their estimated fair value.

Effective on January 1, 2007, the Company made an election in accordance with federal and state regulations to be taxed as an “S” corporation rather than a “C” corporation. Under this election, the Company’s taxable income flows through to and is reported on the personal tax returns of its shareholders. The shareholders are responsible for paying the appropriate taxes based on this election. The Company does not pay any federal taxes under this election and is only required to pay certain state taxes, based on a rate of approximately 1.5% of taxable income. As a result of this election, the Company’s provision for income taxes for the six months ended June 30, 2007 included a reduction of deferred tax assets of $31,887,000 due to the elimination of any future tax benefit by the Company from such assets. In addition, unused recognized built-in losses in the amount of $19,414,000 are no longer available to the Company.

The Company reported a net loss for the three months ended June 30, 2007 of $76,872,000, compared to net income of $30,381,000 for the comparable period a year ago. The Company reported a net loss of $103,456,000 for the six months ended June 30, 2007 compared to net income of $56,595,000 for the comparable period a year ago.

Effective January 1, 2007, the company adopted the provisions of FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109” (“FIN 48”). FIN 48 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be considered “more-likely-than-not” to be sustained upon examination by taxing authorities. The Company has taken positions in certain taxing jurisdictions for which it is more likely than not that previously unrecognized tax benefits will be recognized. In accordance with the provisions of FIN 48, effective January 1, 2007, the Company recorded an income tax refund receivable of $5,654,000 and recognized the associated tax benefit as an increase in additional paid-in capital. In connection therewith, the Company recorded interest receivable of $1,122,000 and recognized the associated tax benefit as an increase in retained earnings.

The Company’s consolidated results including joint ventures were as follows: The number of homes closed for the three months ended June 30, 2007 was 548 homes, down 29% from 768 homes closed for the three months ended June 30, 2006. The number of homes closed for the six months ended June 30, 2007 was 969, down 28% from 1,349 homes closed for the six months ended June 30, 2006.

Net new home orders for the three months ended June 30, 2007 decreased 11% to 490 homes as compared to 550 homes for the three months ended June 30, 2006. The average number of sales locations during the three months ended June 30, 2007 was 51, up 4% from 49 during the three months ended June 30, 2006. The Company’s number of new home orders per average sales location decreased to 9.6 for the three months ended June 30, 2007, as compared to 11.2 for the three months ended June 30, 2006. Net new home orders for the six months ended June 30, 2007 were 1,159 homes, down 3% from 1,197 homes for the six months ended June 30, 2006. The average number of sales locations during the six months ended June 30, 2007 was 52, up 8% from 48 during the six months ended June 30, 2006. The Company’s number of new home orders per average sales location decreased to 22.3 for the six months ended June 30, 2007, as compared to 24.9 for the six months ended June 30, 2006.

At June 30, 2007, the backlog of homes sold but not closed totaled 796 homes, down 30% from 1,139 homes at June 30, 2006. At June 30, 2007, the dollar amount of backlog of homes sold but not closed totaled $396,667,000, down 30% from $566,589,000 at June 30, 2006, and down 8% from $428,859,000 at March 31, 2007.

During the three months ended June 30, 2007, the average sales price of homes closed (including joint ventures) was $468,800, down 11% from $529,500 for the comparable period a year ago. The lower average sales price reflects a change in product mix and reduced sales prices and an increase in the use of sales incentives due to the slowing of new orders and competitive pressures.

The consolidated homebuilding gross margin percentage decreased to 14.4% for the three months ended June 30, 2007 from 22.9% for the three months ended June 30, 2006. These lower gross margin percentages were primarily due to the earlier close out of projects with higher gross margins, a shift in product mix, a decrease in average net sales prices and increases in land costs which resulted in higher cost of sales when homes closed.

Selected financial and operating information for the Company including joint ventures is set forth in greater detail in a schedule attached to this release.

The Company will hold a conference call on Thursday, August 9, 2007 at 11:00 a.m. Pacific Time to discuss the second quarter 2007 earnings results. The dial-in number is (866) 314-4483 (enter passcode number 53093515). Participants may call in beginning at 10:45 a.m. Pacific Time. In addition, the call will be broadcast from William Lyon Homes’ website at www.lyonhomes.com in the “Investor Relations” section of the site. The call will be recorded and replayed beginning on August 9, 2007 at 1:00 p.m. Pacific Time through midnight on August 31, 2007. The dial-in number for the replay is (888) 286-8010 (enter passcode number 13606070). Replays of the call will also be available on the Company’s website approximately two hours after broadcast.

William Lyon Homes is primarily engaged in the design, construction and sale of single family detached and attached homes in California, Arizona and Nevada and at June 30, 2007 had 51 sales locations. The Company’s corporate headquarters are located in Newport Beach, California. For more information about the Company and its new home developments, please visit the Company’s website at www.lyonhomes.com.

Certain statements contained in this release that are not historical information contain forward- looking statements. The forward-looking statements involve risks and uncertainties and actual results may differ materially from those projected or implied. Further, certain forward-looking statements are based on assumptions of future events which may not prove to be accurate. Factors that may impact such forward-looking statements include, among others, changes in general economic conditions and in the markets in which the Company competes, the outbreak, continuation or escalation of war or other hostilities, including terrorism, involving the United States, changes in mortgage and other interest rates, changes in prices of homebuilding materials, weather, the occurrence of events such as landslides, soil subsidence and earthquakes that are uninsurable, not economically insurable or not subject to effective indemnification agreements, the availability of labor and homebuilding materials, changes in governmental laws and regulations, the timing of receipt of regulatory approvals and the opening of projects, and the availability and cost of land for future development, as well as the other factors discussed in the Company’s reports filed with the Securities and Exchange Commission.

WILLIAM LYON HOMES

SELECTED FINANCIAL AND OPERATING INFORMATION

(unaudited)

	Three Months Ended June 30,
	2007			2006
Selected Financial Information (dollars in thousands)	Wholly-Owned	Joint Ventures	Consolidated Total	Wholly-Owned	Joint Ventures	Consolidated Total
Homes closed	471	77	548	625	143	768

Home sales revenue	$224,432	$32,488	$256,920	$343,855	$62,769	$406,624
Cost of sales	(195,020)	(24,849)	(219,869)	(267,592)	(46,063)	(313,655)

Gross margin	$29,412	$7,639	$37,051	$76,263	$16,706	$92,969

Gross margin percentage	13.1%	23.5%	14.4%	22.2%	26.6%	22.9%

Number of homes closed
California	302	77	379	411	143	554
Arizona	86	—	86	133	—	133
Nevada	83	—	83	81	—	81

Total	471	77	548	625	143	768

Average sales price
California	$561,300	$421,900	$533,000	$639,700	$438,900	$587,900
Arizona	294,100	—	294,100	383,600	—	383,600
Nevada	356,800	—	356,800	369,400	—	369,400

Total	$476,500	$421,900	$468,800	$550,200	$438,900	$529,500

Number of net new home orders
California	302	47	349	222	82	304
Arizona	87	—	87	166	—	166
Nevada	54	—	54	80	—	80

Total	443	47	490	468	82	550

Average number of sales locations during period
California	30	6	36	25	6	31
Arizona	5	—	5	6	—	6
Nevada	10	—	10	12	—	12

Total	45	6	51	43	6	49

WILLIAM LYON HOMES

SELECTED FINANCIAL AND OPERATING INFORMATION (Continued)

(unaudited)

	As of June 30,
	2007			2006
	Wholly-Owned	Joint Ventures	Consolidated Total	Wholly-Owned	Joint Ventures	Consolidated Total
Backlog of homes sold but not closed at end of period
California	482	74	556	475	70	545
Arizona	166	—	166	446	—	446
Nevada	74	—	74	148	—	148

Total	722	74	796	1,069	70	1,139

Dollar amount of homes sold but not closed at end of period (in thousands)
California	$299,542	$32,487	$332,029	$346,766	$30,040	$376,806
Arizona	39,311	—	39,311	134,627	—	134,627
Nevada	25,327	—	25,327	55,156	—	55,156

Total	$364,180	$32,487	$396,667	$536,549	$30,040	$566,589

Lots controlled at end of period Owned lots
California	4,467	1,019	5,486	4,465	972	5,437
Arizona	4,716	1,745	6,461	4,333	1,738	6,071
Nevada	1,173	—	1,173	1,380	—	1,380

Total	10,356	2,764	13,120	10,178	2,710	12,888

Optioned lots (1)
California			1,163			3,786
Arizona			2,703			4,270
Nevada			1,013			2,122

Total			4,879			10,178

Total lots controlled
California			6,649			9,223
Arizona			9,164			10,341
Nevada			2,186			3,502

Total			17,999			23,066

(1)	Optioned lots may be purchased by the Company as wholly-owned projects or may be purchased by newly formed joint ventures.

WILLIAM LYON HOMES

SELECTED FINANCIAL AND OPERATING INFORMATION

(unaudited)

	Six Months Ended June 30,
	2007			2006
Selected Financial Information (dollars in thousands)	Wholly-Owned	Joint Ventures	Consolidated Total	Wholly-Owned	Joint Ventures	Consolidated Total
Homes closed	854	115	969	1,145	204	1,349

Home sales revenue	$398,453	$51,147	$449,600	$619,425	$94,580	$714,005
Cost of sales	(339,911)	(37,966)	(377,877)	(477,186)	(65,912)	(543,098)

Gross margin	$58,542	$13,181	$71,723	$142,239	$28,668	$170,907

Gross margin percentage	14.7%	25.8%	16.0%	23.0%	30.3%	23.9%

Number of homes closed
California	504	115	619	678	204	882
Arizona	224	—	224	232	—	232
Nevada	126	—	126	235	—	235

Total	854	115	969	1,145	204	1,349

Average sales price
California	$571,900	$444,800	$548,300	$642,800	$463,600	$601,300
Arizona	293,900	—	293,900	398,200	—	398,200
Nevada	352,200	—	352,200	388,200	—	388,200

Total	$466,600	$444,800	$464,000	$541,000	$463,600	$529,300

Number of net new home orders
California	683	137	820	530	166	696
Arizona	199	—	199	282	—	282
Nevada	140	—	140	219	—	219

Total	1,022	137	1,159	1,031	166	1,197

Average number of sales locations during period
California	31	6	37	25	6	31
Arizona	5	—	5	6	—	6
Nevada	10	—	10	11	—	11

Total	46	6	52	42	6	48

WILLIAM LYON HOMES

CONSOLIDATED STATEMENTS OF INCOME

(in thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Operating revenue
Home sales	$256,920	$406,624	$449,600	$714,005
Lots, land and other sales	14,168	1,630	27,529	1,630

	271,088	408,254	477,129	715,635

Operating costs
Cost of sales - homes	(219,869)	(313,655)	(377,877)	(543,098)
Cost of sales - lots, land and other	(12,974)	(2,338)	(24,767)	(2,768)
Impairment loss on real estate assets	(84,111)	—	(87,665)	—
Sales and marketing	(17,232)	(16,779)	(30,705)	(29,903)
General and administrative	(9,182)	(17,832)	(20,696)	(36,421)
Other	—	(661)	(111)	(1,487)

	(343,368)	(351,265)	(541,821)	(613,677)

Equity in income (loss) of unconsolidated joint ventures	28	(19)	(614)	3,619

Minority equity in income of consolidated entities	(6,935)	(6,312)	(9,218)	(11,538)

Operating (loss) income	(79,187)	50,658	(74,524)	94,039
Financial advisory expenses	—	(1,600)	—	(3,100)
Other income, net	1,401	920	2,542	2,161

(Loss) income before benefit (provision) for income taxes	(77,786)	49,978	(71,982)	93,100

Benefit (provision) for income taxes:
Benefit (provision) for income taxes	914	(19,597)	413	(36,505)
Reduction of deferred tax assets as a result of election to be taxed as an “S” corporation for income tax purposes effective on January 1, 2007	—	—	(31,887)	—

	914	(19,597)	(31,474)	(36,505)

Net (loss) income	$(76,872)	$30,381	$(103,456)	$56,595

WILLIAM LYON HOMES

CONSOLIDATED BALANCE SHEETS

(in thousands except number of shares and par value per share)

	June 30, 2007	December 31, 2006
	(unaudited)
ASSETS
Cash and cash equivalents	$15,909	$38,732
Receivables	45,676	119,491
Real estate inventories
Owned	1,424,632	1,431,753
Not owned	151,319	200,667
Investments in and advances to unconsolidated joint ventures	7,582	3,560
Property and equipment, less accumulated depreciation of $12,135 and $12,465 at June 30, 2007 and December 31, 2006, respectively	16,207	16,828
Deferred loan costs	10,351	11,258
Goodwill	5,896	5,896
Other assets	25,388	50,410

	$1,702,960	$1,878,595

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$51,163	$48,592
Accrued expenses	59,935	111,871
Liabilities from inventories not owned	102,153	131,564
Notes payable	337,046	304,096
7 5/8% Senior Notes due December 15, 2012	150,000	150,000
10 3/4% Senior Notes due April 1, 2013	247,381	247,218
7 1/2% Senior Notes due February 15, 2014	150,000	150,000

	1,097,678	1,143,341

Minority interest in consolidated entities	76,567	109,859

Stockholders’ equity
Common stock, par value $ .01 per share; 3,000 shares authorized; 1,000 shares outstanding at June 30, 2007 and December 31, 2006, respectively	—	—

Additional paid-in capital	48,867	43,213
Retained earnings	479,848	582,182

	528,715	625,395

	$1,702,960	$1,878,595

WILLIAM LYON HOMES

SUPPLEMENTAL FINANCIAL INFORMATION

SELECTED FINANCIAL DATA (dollars in thousands):

	Three Months Ended June 30,		Last Twelve Months Ended June 30,
	2007	2006	2007		2006
Net (loss) income	$(76,872)	$30,381	$(85,273)		$182,633
Net cash provided by operating activities	$1,807	$12,061	$35,490		$25,519
Interest incurred	$18,665	$20,577	$77,120		$79,887
Adjusted EBITDA (1)	$17,609	$63,682	$139,997		$363,517
Ratio of Adjusted EBITDA to interest incurred			1.82	x	4.55	x

Balance Sheet Data

	June 30,
	2007		2006
Stockholders’ equity	$528,715		$603,223
Total debt	884,427		806,283

Total book capitalization	$1,413,142		$1,409,506

Ratio of debt to total book capitalization	62.6%		57.2%
Ratio of debt to total book capitalization (net of cash)	62.2%		56.3%

Ratio of debt to LTM Adjusted EBITDA	6.32	x	2.22	x
Ratio of debt to LTM Adjusted EBITDA (net of cash)	6.20	x	2.14	x

(1)

Adjusted EBITDA means net income plus (i) provision for income taxes, (ii) interest expense, (iii) amortization of capitalized interest included in cost of sales, (iv) non-cash impairment charges, (v) depreciation and amortization and (vi) cash distributions of income from unconsolidated joint ventures less equity in income of unconsolidated joint ventures. Other companies may calculate Adjusted EBITDA differently. Adjusted EBITDA is not a financial measure prepared in accordance with U.S. generally accepted accounting principles. Adjusted EBITDA is presented herein because it is a component of certain covenants in the indentures governing the Company’s 7 5/8% Senior Notes, 10 3/4% Senior Notes and 7 1/2% Senior Notes (“Indentures”). In addition, management believes the presentation of Adjusted EBITDA provides useful information to the Company’s investors regarding the Company’s financial condition and results of operations because Adjusted EBITDA is a widely utilized financial indicator of a company’s ability to service and/or incur debt.

The calculations of Adjusted EBITDA below are presented in accordance with the requirements of the Indentures. Adjusted EBITDA should not be considered as an alternative for net income, cash flows from operating activities and other consolidated income or cash flow statement data prepared in accordance with accounting principles generally accepted in the United States or as a measure of profitability or liquidity. A reconciliation of net income to Adjusted EBITDA is provided as follows:

	Three Months Ended June 30,		Last Twelve Months Ended June 30,
	2007	2006	2007	2006
Net (loss) income	$(76,872)	$30,381	$(85,273)	$182,633
(Benefit) provision for income taxes	(914)	19,597	43,900	118,482
Interest expense:
Interest incurred	18,665	20,577	77,120	79,887
Interest capitalized	(18,665)	(20,577)	(77,120)	(79,887)
Amortization of capitalized interest in cost of sales	10,707	13,038	50,282	58,258
Non-cash impairment charge	84,111	—	127,560	4,600
Depreciation and amortization	605	647	2,537	2,316
Cash distributions of income from unconsolidated joint ventures	—	—	—	5,307
Equity in (income) loss of unconsolidated joint ventures	(28)	19	991	(8,079)

Adjusted EBITDA	$17,609	$63,682	$139,997	$363,517

A reconciliation of net cash provided by operating activities to Adjusted EBITDA is provided as follows:

	Three Months Ended June 30,		Last Twelve Months Ended June 30,
	2007	2006	2007	2006
Net cash provided by operating activities	$1,807	$12,061	$35,490	$25,519
Interest expense:
Interest incurred	18,665	20,577	77,120	79,887
Interest capitalized	(18,665)	(20,577)	(77,120)	(79,887)
Amortization of capitalized interest in cost of sales	10,707	13,038	50,282	58,258
State income tax refund from pre-quasi built-in losses	—	—	—	(1,855)
Federal income tax refund from pre-quasi built-in losses	—	(1,820)	—	(1,820)
Minority equity in income of consolidated entities	(6,935)	(6,312)	(14,594)	(37,150)
Net changes in operating assets and liabilities:
Receivables	(4,341)	8,824	(3,016)	7,488
Real estate inventories	17,879	25,561	63,385	201,385
Real estate inventories-not owned	(6,150)	—	(87,730)	—
Deferred loan costs	(490)	(429)	(1,302)	(1,614)
Other assets	5,681	507	17,741	13,242
Accounts payable	(7,288)	(19,846)	24,750	(22,521)
Accrued expenses	6,739	32,098	54,991	122,585

Adjusted EBITDA	$17,609	$63,682	$139,997	$363,517